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                                                                     EXHIBIT 5.1

                    [Letterhead of Oxford Industries, Inc.]


November 30, 2005

Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, Georgia 30308

Ladies and Gentlemen:

      I am the Corporate Secretary of and in-house counsel to Oxford Industries, Inc., a Georgia corporation (the "Company"), and have represented the Company as such in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 487,706 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of the Company outstanding as of the date hereof that may be sold by certain shareholders of the Company.

      In so acting, I have reviewed such matters of law and examined original, certified, conformed or photographic copies of such documents, records, agreements and certificates as I have deemed necessary as a basis for the opinion hereinafter expressed. In such review, I have assumed the genuineness of signatures on all documents submitted to me as originals and the conformity to original documents of all copies submitted to me as certified, conformed or photographic copies.

      This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

            (i)   The Shares are duly authorized.

            (ii)  The Shares are validly issued, fully paid and non-assessable.

      This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in laws that occur, which could affect the opinions contained herein.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Common Stock" in the prospectus that is included in the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Sheridan B. Johnson
                                                      --------------------------

                                                      Sheridan B. Johnson
                                                      Secretary